Exhibit 10.1
FRONTIER GROUP HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program became effective on the date of the pricing of the initial public offering of Company common stock and has been amended from time to time as set forth herein, with the increases to the annual Board retainer and equity grants set forth below effective as of the date of the Company’s 2023 annual meeting of stockholders.
1.    Cash Compensation.
(a)    Annual Retainers. Each Non-Employee Director shall be eligible to receive an annual retainer of $100,000 for service on the Board.
(b)    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers, as applicable:
(i)    Chair of the Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $25,000 for such service.
(ii)    Chair of the Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000 for such service.
(iii)     Chair of the Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $20,000 for such service.
(iv)    Chair of the Finance Committee. A Non-Employee Director serving as Chairperson of the Finance Committee shall receive an additional annual retainer of $20,000 for such service.
(iv)     Chair of the Safety and Security Committee. A Non-Employee Director serving as Chairperson of the Safety and Security Committee shall receive an additional annual retainer of $20,000 for such service.
        (c)    Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms

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and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be evidenced by the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Restricted Stock Units hereby are subject in all respects to the terms of the Equity Plan.
    (a)    Initial Awards. Each person who is initially elected to the Board as a Non-Employee Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such initial election Restricted Stock Units with respect to that number of shares of Company common stock (the “Common Stock”) calculated by dividing (i) the product of (A) $140,000 multiplied times (B) a fraction, the numerator of which is the number of days remaining until the first anniversary of the annual meeting of the Company’s stockholders that immediately preceded such Non-Employee Director’s election or appointment and the denominator of which is 365, by (ii) the per share Fair Market Value (as defined in the Equity Plan) of the Common Stock as of the date of appointment or election and rounding down to the nearest whole number. The awards described in this Section 2(a) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award.
    (b)    Subsequent Awards. On the date of each annual meeting of the Company’s stockholders, each Non-Employee Director who will continue to serve as a Non-Employee Director immediately following such annual meeting shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting Restricted Stock Units with respect to that number of shares of Common Stock calculated by dividing (i) $140,000 by (ii) the per share Fair Market Value of the Common Stock on the date of grant (“Subsequent Award”). For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award having a value of $140,000 in connection with such election, and shall not receive any Subsequent Award on the date of such meeting.

(c)    Terms of Awards Granted to Non-Employee Directors
        (i)    Vesting. Each Initial Award and each Subsequent Award shall vest in full on the earlier of (A) the first anniversary of the date of grant or (B) immediately prior to the next annual meeting of the Company’s stockholders after the date of grant, subject to the Non-Employee Director continuing to provide services to the Company through such vesting date.
        (ii)    Change in Control Acceleration. All of a Non-Employee Director’s Initial Awards and Subsequent Awards, and any other equity-based awards outstanding and held by the Non-Employee Director, shall vest and, if applicable, become exercisable and all restrictions thereon shall lapse with respect to one hundred percent (100%) of the shares subject thereto immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
        (iii)    Settlement. Notwithstanding Section 2 of this Program, following the vesting of an Initial Award or Subsequent Award, the Company shall, in its sole discretion, either (A) pay to a Non-Employee Director an amount in cash equal to the Fair Market Value (as defined in the Equity Plan) of a number of shares equal to the number of Restricted Stock Units subject to the award that vest on the applicable vesting date, rounded down to the nearest cent, or (B) deliver to the Non-Employee Director a number of shares equal to the number of Restricted Stock Units subject to the award that vest on the applicable vesting date.
3.    Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
4.    Flight Benefits. Each Non-Employee Director shall be eligible to receive flight benefits on Frontier Airlines in the form of a Universal Air Travel Plan, Inc. (“UATP”) card made available once per 12-month period that provides for travel solely on Frontier Airlines in the amount of $5,500, for each

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Non-Employee Director other than the Chairman of the Board, and $13,750, for the Chairman of the Board, in each case, that must be used, if at all, within 12 months of the date the UATP card is issued. Each Non-Employee Director shall also be eligible to receive flight benefits following service on the Board, for a period of time equal to the number of years of service for Non-Employee Directors who have served for less than five years, and for life for Non-Employee Directors who have served at least five years, in each case at the same amount provided during service as a Non-Employee Director.
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